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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 1999

                  FIRST LEESPORT BANCORP, INC.
     (Exact name of registrant as specified in its charter)

        Pennsylvania              000-14555          23-2354007
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

133 North Centre Avenue, Leesport, PA                   19533
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (610) 926-2161

                               N/A
 (Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets.

     On July 1, 1999 (the "Effective Date"), First Leesport Bancorp, Inc. ("First Leesport") and Merchants of Shenandoah Ban-Corp ("Merchants") completed the merger (the "Merger") contemplated by the Agreement and Plan of Merger dated as of January 12, 1999 between such parties (the "Agreement"), a copy of which Agreement was filed as Exhibit 2.1 to First Leesport's Current Report on Form 8-K dated January 20, 1999. On the Effective Date, pursuant to the Agreement, Merchants merged with and into First Leesport, with First Leesport surviving the Merger, the separate existence of Merchants ceased, and all property, rights, powers, duties, obligations and liabilities of Merchants were automatically transferred to First Leesport, in accordance with Pennsylvania law. First Leesport, as the surviving corporation, will be governed by the articles of incorporation and bylaws of First Leesport in effect immediately prior to the Effective Date. As a result of the Merger, Merchants Bank of Pennsylvania, the wholly-owned banking subsidiary of Merchants, became a wholly-owned banking subsidiary of First Leesport.

     Immediately prior to the completion of the Merger, 305,721 shares of Merchants common stock were issued and outstanding. On the Effective Date each outstanding share of Merchants common stock was automatically converted into 1.5854 shares of First Leesport common stock. A total of approximately 484,690 shares of First Leesport common stock was issued in the Merger. First Leesport paid cash to Merchants shareholders in lieu of issuing fractional shares of common stock, which First Leesport funded with cash on hand. On the Effective Date, the last reported sale price of First Leesport common stock, as reported on the NASDAQ, was $20.50 per share. Based on such price, the aggregate consideration paid by First Leesport to complete the Merger was approximately $9.94 million.

     First Leesport will treat the Merger as a pooling of interests for financial accounting purposes. The Merger was a tax-free reorganization for federal income tax purposes.

Item 5.  Other Events.

     On the Effective Date, the directors of First Leesport duly elected and holding office immediately prior to the Effective Date remained as directors of First Leesport and, in accordance with the Agreement, Anthony R. Cali, President and Chief Executive Officer of Merchants immediately prior to the Effective Date, was elected to First Leesport's Board of Directors as a Class I director (which class serves until First Leesport's 2001 annual meeting of shareholders), Roland C. Moyer, a director of Merchants immediately prior to the Merger, was elected as a Class II director (which class serves until First Leesport's 2002 annual meeting of shareholders), and Andrew J. Kuzneski was
<PAGE 1> elected to serve as a Class III director (which class serves until First Leesport's 2000 annual meeting of shareholders). In addition, Frank C. Milewski, a director of Merchants immediately prior to the Merger, was elected a director of The First National Bank of Leesport and Raymond H.
Melcher, Jr., President and Chief Executive Officer of First Leesport and The First National Bank of Leesport, was elected a director of Merchants Bank of Pennsylvania.

Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          First Leesport will file the financial statements required by Item 7(a) of Form 8-K in an amendment to this Form 8-K as soon as practicable. First Leesport expects that the amendment containing such financial statements will be filed on or before August 15, 1999.

     (b)  Pro forma financial information.

          First Leesport is presently preparing the pro forma financial statements required by Item 7(b) of Form 8-K. Accordingly, First Leesport will file such pro forma information in an amendment to this Form 8-K as soon as practicable. First Leesport expects that the amendment containing such pro forma financial information will be filed on or before August 15, 1999.

     (c)  Exhibits.

          2.1  Agreement and Plan of Merger, dated as of
               January 12, 1999 between First Leesport and
               Merchants (Incorporated herein by reference to
               Exhibit 2.1 to First Leesport's Current Report on
               Form 8-K dated January 20, 1999).
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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST LEESPORT BANCORP, INC.


Dated:  July 15, 1999
                              By /s/ Raymond H. Melcher, Jr.
                                   Raymond H. Melcher, Jr.
                                   President and
                                   Chief Executive Officer

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